Exhibit 4.9

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 8, 2015 (the “Effective Date”), by and among IDI, INC., a Delaware corporation (the “Company”), each of the stockholders of the Company signatory hereto (the “Stockholders”), and Ryan Schulke, as the representative of the Stockholders (the “Representative”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement and Plan of Merger, dated as of November 16, 2015, by and among the parties hereto, Fluent, Inc., Fluent Acquisition I, Inc. and Fluent Acquisition II, LLC (the “Merger Agreement”).

WHEREAS, the Company has agreed, upon the terms and subject to the conditions of the Merger Agreement, to issue to the Stockholders shares of Series B Preferred Stock, which shall be convertible, subject to the provisions of the Series B Preferred Certificate of Designation, into shares of Parent Common Stock (the “Conversion Shares”), and to induce the Stockholders to enter into the Merger Agreement, the Company has agreed to provide certain registration rights with respect to the Conversion Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a) “FINRA” means the Financial Industry Regulatory Authority, Inc.

(b) “Fluent Seller” means, with respect to each Stockholder, such Stockholder and any transferee or assignee to whom such Stockholder assigns his rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement, and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement.

(c) “MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

(d) “Person” means any individual or entity including but not limited to any corporation, limited liability company, association, partnership, organization, business, individual, governmental or political subdivision thereof or governmental agency.

(e) “Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor form).

(f) “Registrable Securities” means (i) any Conversion Shares owned by any Fluent Seller at any time and (ii) any other securities issued or issuable with respect to any Conversion Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (x) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (y) they are eligible to be sold or distributed pursuant to Rule 144 by such Fluent Seller without limitation, or (z) they shall have ceased to be outstanding.

(g) “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(h) “SEC” means the United States Securities and Exchange Commission.

(i) “Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

(j) “Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Registration Statement.

2.	REGISTRATION.

(a) Mandatory Registration. The Company shall, no later than 30 days following the Conversion Date, file with the SEC a registration statement covering the Fluent Sellers’ Registrable Securities so as to permit the resale of such Registrable Securities by the Fluent Sellers under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Shelf Registration Statement”). The Shelf Registration Statement shall register only the Registrable Securities. The Representative (on behalf of the Fluent Sellers) and one counsel to the Fluent Sellers shall have a reasonable opportunity to review and comment upon the Shelf Registration Statement and any amendment or supplement to such Shelf Registration Statement and any related prospectus prior to its filing with the SEC, and the Company incorporate all reasonable comments from the Representative and the Fluent Sellers’ counsel. The Company shall use reasonable best efforts to have the Shelf Registration Statement and any amendment declared effective by the SEC at the earliest possible date. The Company shall use reasonable best efforts to keep the Shelf Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Fluent Sellers of all of the Registrable Securities covered thereby at all times until the date on which the Fluent Sellers shall have sold all the Registrable Securities covered thereby (the “Registration Period”).

(b) Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Shelf Registration Statement. The Representative and its counsel shall have a reasonable opportunity to review and comment upon such prospectus and prospectus supplements prior to any filing thereof with the SEC, and the Company shall incorporate all such reasonable comments as may be necessary or appropriate in the Company’s reasonable discretion.

(c) Sufficient Number of Shares Registered. In the event that at any time, the number of shares registered pursuant to the Shelf Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Shelf Registration Statement or file a new Shelf Registration Statement (any such new registration statement, a “New Registration Statement”, and together with the initial Shelf Registration Statement, the “Registration Statements”), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment to the Shelf Registration Statement or New Registration Statement, as applicable, to become effective as soon as practicable following the filing thereof. The Registration Statements (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d) Shelf-Takedown.

(i) At any time after a Registration Statement has been declared effective, by notice to the Company specifying the intended method or methods of disposition thereof, a majority in interest of the Fluent Sellers (the “Fluent Majority”) may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of the Fluent Sellers’ Registrable Securities that may be registered under such Registration Statement, and as soon as practicable, the Company shall amend or supplement the Registration Statement as necessary for such purpose. Subject to Section 2(d)(ii), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown shall be determined by the Representative and the participating Fluent Sellers. In connection with any Underwritten Shelf Takedown, the Company shall enter into such customary agreements and take all such other actions (including causing the senior executive officers of the Company to participate in customary “road show” presentations) as the Representative, the participating Fluent Sellers or the managing underwriter or underwriters may reasonably request in order to expedite or facilitate the registration and disposition of the Registrable Securities. The Representative shall appoint the underwriters participating in any Underwritten Shelf Takedown, subject to the Company’s consent, such consent not to be unreasonably withheld.

(ii) Notwithstanding the foregoing, the Company shall not be obligated to effect an Underwritten Shelf Takedown pursuant to Section 2(d)(i):

(1) during the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on a date sixty (60) days following the effective date of, a registration statement pertaining to an underwritten Public Offering of securities for the account of the Company; provided, that the Company notifies the Fluent Seller initiating the Shelf Takedown Request in writing of such registration and underwriting within ten (10) days following such Shelf Takedown Request and is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith.

(2) if (A) the Company’s board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities pursuant to the requested Underwritten Shelf Takedown would reasonably be expected to have a material adverse effect on any proposal or plan being actively pursued at the time by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or any Subsidiary, (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of MNPI not otherwise required to be disclosed under applicable law at the time of the requested Underwritten Shelf Takedown, and (C) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure of such MNPI would have a material adverse effect on the Company or the Company’s ability to consummate such transaction (any of the foregoing, a “Suspension Event”). If the Company wishes to suspend its obligation to effect an Underwritten Shelf Takedown due to a Suspension Event, the Company may postpone, for up to 60 days from the date of the applicable Shelf Takedown Request, the Underwritten Shelf Takedown requested pursuant to such Shelf Takedown Request by providing written notice to the Fluent Sellers.

(3) The Company shall not be permitted to defer its obligations with respect to a requested Underwritten Shelf Takedown pursuant to this Section 2(d)(ii) more than once in any twelve (12) month period.

3.	REGISTRATION PROCEDURES AND OBLIGATIONS.

With respect to the Registrable Securities registered pursuant to any Registration Statement, the Company shall use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all

Registrable Securities covered by any Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(b) With respect to each registration statement filed pursuant to this Agreement and any and all amendments and supplements thereto, the Company shall permit the Representative to review and comment thereupon at least ten (10) Business Days prior to its filing with the SEC, and the Company shall not file any registration statement, amendment or supplement thereto, or prospectus or prospectus supplement in a form to which the Representative reasonably objects. The Company shall furnish to Representative, without charge any correspondence from the SEC to the Company or its representatives relating to any registration statement filed hereunder, and any and all amendments and supplements to such registration statements.

(c) Upon request of the Representative, the Company shall furnish to the Representative, (i) promptly after the same is prepared and filed with the SEC, at least one copy of each registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Representative may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Representative may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d) Without limitation of any of the foregoing obligations of the Company, the Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Representative reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities and (iv) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Representative of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e) As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Representative in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Representative (or such other number of copies as the Representative may reasonably request). The Company shall also promptly notify the Representative in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Representative by email or facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.

(f) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Representative of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g) The Company shall cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed. The Company shall pay all fees and expenses in connection with satisfying such obligations.

(h) The Company shall cooperate with the Representative to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Representative may reasonably request and registered in such names as the Fluent Sellers may request, and upon sale, to not bear any restrictive legend.

(i) The Company shall at all times provide a transfer agent and registrar with respect to the Registrable Securities.

(j) If reasonably requested by the Representative, the Company shall (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as the Representative believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(k) Within one (1) Business Day after any registration statement which includes the Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Representative) confirmation that such registration statement has been declared effective by the SEC. Thereafter, if requested by the Representative at any time, the Company shall require its counsel to deliver to the Representative a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Representative and each of the Fluent Sellers for sale of all of the Registrable Securities.

(l) The Company shall make available upon reasonable notice and during normal business hours, for inspection by the Fluent Sellers holding Registrable Securities, any underwriter participating in any disposition pursuant to any registration statement filed hereunder and any attorney, accountant or other agent retained by any Fluent Seller or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their affiliates or (iv) such disclosure is required to be made under applicable law.

(m) The Company shall use its reasonable best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters if reasonably requested by the Fluent Sellers.

(n) The Company shall use its reasonable best efforts to obtain from its counsel an opinion or opinions in connection with a sale or resale of Registrable Securities in customary form to the extent reasonably requested by the Fluent Sellers.

(o) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Fluent Seller of Registrable Securities pursuant to any registration statement.

4. OBLIGATIONS OF THE REPRESENTATIVE AND THE FLUENT SELLERS.

(a) The Company shall notify the Representative in writing of the information the Company reasonably requires from each of the Fluent Sellers in connection with any registration statement hereunder. The Representative shall furnish to the Company such information regarding each Fluent Seller, the Registrable Securities held by each Fluent Seller and the intended method of disposition of the Registrable Securities held by each Fluent Seller as shall be reasonably required to effect the registration of such Registrable Securities and each Fluent Seller shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Fluent Seller agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.

(c) Each Fluent Seller agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in the first sentence of Section 3(e), such Fluent Seller will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until such Fluent Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of Section 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Parent Common Stock in connection with any sale of Registrable Securities with respect to which any Fluent Seller has entered into a contract for sale prior to the Fluent Seller’s receipt of a notice from the Company of the happening of any event of the kind described in the first sentence of Section 3(e) and for which such Fluent Seller has not yet settled.

5. EXPENSES OF REGISTRATION.

The Company shall pay and be responsible for any and all fees, costs, disbursements and expenses incidental to the Company’s performance of or compliance with the terms of this Agreement, including, without limitation, the following: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses relating to compliance with state securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, (iv) all fees and disbursements of the Company’s counsel and accountants and counsel representing the Fluent Sellers and (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange; provided, however, that all underwriting discounts, selling commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, applicable to the Registrable Securities shall be borne by the Fluent Sellers, in proportion to the number of Registrable Securities sold by each such Fluent Seller.

6. INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend each Fluent Seller, the members, directors, officers, partners, employees, agents, representatives of each Fluent Seller and each Person, if any, who controls any Fluent

Seller within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any registration statement, any amendment thereto or in any filing made in connection with the qualification of any offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any registration statement or (iv) any violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply to a Claim by an Indemnified Person to the extent, and only to the extent, arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about a Fluent Seller furnished in writing to the Company by such Fluent Seller expressly for use in connection with the preparation of the applicable registration statement or any such amendment thereof or supplement thereto. Such indemnity shall survive the transfer of the Registrable Securities by a Fluent Seller pursuant to Section 9.

(b) Each Fluent Seller agrees to severally indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs a registration statement covering Registrable Securities, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any registration statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, in each case, to the extent such Fluent Seller’s Registrable Securities are covered thereby, in each case to the extent, and only to the extent, occurring in reliance upon and in conformity with written information about such Fluent Seller furnished to the Company by such Fluent Seller or the Representative expressly for use in connection therewith; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Representative; provided, further, however, that no Fluent Seller shall be liable under this Section 6(b) for the amount of any Claim or Indemnified Damages that exceeds the net proceeds to such Fluent Seller as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall survive the transfer of the Registrable Securities by a Fluent Seller pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that if any Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim or Indemnified Damages, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such Claim or Indemnified Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim or Indemnified Damages, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT AND EXCHANGE ACT.

With a view to making available to the Fluent Sellers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a Fluent Seller to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Representative, promptly upon request (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested by the Representative to permit the Fluent Sellers to sell the Registrable Securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably necessary or appropriate to enable the Fluent Sellers to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be requested from time to time by the Representative and otherwise fully cooperate with the Representative, the Fluent Sellers and the Fluent Sellers’ broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that each Fluent Seller shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Representative. Each Fluent Seller may assign its rights hereunder to any purchaser or transferee of Registrable Securities, subject to the terms of the IDI Stockholders’ Agreement; provided, however, no Fluent Seller shall assign any of its rights hereunder to a Person not already a party to this Agreement as a Fluent Seller unless and until such Person executes and delivers to the Company a joinder to this Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of this Agreement as a Fluent Seller hereunder.

10. MISCELLANEOUS.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery, nationally recognized overnight courier or certified mail at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Company:

IDI, Inc. 2650 N. Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Derek Dubner, Co-CEO Joshua Weingard, Corporate counsel

With a copy to (which shall not constitute notice or service of process):

Akerman LLP One Southeast Third Avenue Suite 2500 Miami, Florida 33131 Attn: Teddy Klinghoffer, Esq. Andrea Fisher Evans, Esq.

If to the Representative or any Fluent Seller:

Fluent, Inc. 33 Whitehall Street 15th Floor New York, NY 10004 Attn: Ryan Schulke

With a copy to (which shall not constitute notice or service of process):

Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Attn: Bradley C. Vaiana, Esq. Jennifer C. Kurtis, Esq.

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the next Business Day after dispatch, if sent postage pre-paid by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iii) on the 5th Business Day following the date on which the piece of mail containing such communication is posted, if sent by certified mail, postage prepaid, return receipt requested.

(c) If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Agreement.

(e) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflicts of law principles thereof. The parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

This Agreement and the Merger Agreement represent the entire understanding and agreement among the parties with respect to the subject matter hereof and can only be amended, supplemented or changed by written instrument making specific reference to this Agreement signed by the Company or the Representative on behalf of the Fluent Sellers. Any provision hereof can be waived by written instrument signed by the Company, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Company, or by written instrument signed by the applicable Fluent Seller or the Representative on behalf of such Fluent Sellers, in the case of an amendment, supplement, modification or waiver sought to be enforced against any Fluent Seller. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

IDI, INC.

/s/ Derek Dubner
Name: Derek Dubner Title: Co-Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

REPRESENTATIVE:

/s/ Ryan Schulke
Ryan Schulke

STOCKHOLDERS:

/s/ Ryan Schulke
Ryan Schulke

/s/ Matthew Conlin
Matthew Conlin

/s/ Matthew Koncz
Matthew Koncz

/s/ Sean Cullen
Sean Cullen

/s/ Kenneth Hanau
Kenneth Hanau

/s/ Yan Xing Huang
Yan Xing Huang

Carl Augustin

/s/ Jonah Lovens
Jonah Lovens

/s/ Marcus Maffucci
Marcus Maffucci

/s/ Kenneth Rice
Kenneth Rice

/s/ Terry Schulke
Terry Schulke

/s/ Dan Barsky
Dan Barsky

FUTUREAGE LLC

By:	/s/ Helene Monat
Name:	Helene Monat
Title:	Manager